Exhibit 1.1
SECOND AMENDED AND RESTATED DEALER MANAGER AGREEMENT
July 18, 2025
Blackstone Securities Partners L.P.
345 Park Avenue
New York, NY 10154
This Second Amended and Restated Dealer Manager Agreement (this “Agreement”) entered into by and between Blackstone Real Estate Income Trust, Inc., a Maryland corporation (the “Company”) and Blackstone Securities Partners L.P. (f/k/a Blackstone Advisory Partners L.P., the “Dealer Manager”) amends, restates and replaces in full that certain Amended and Restated Dealer Manager Agreement, dated as of May 1, 2018, by and between the Company and the Dealer Manager. This Agreement will become effective upon the effectiveness of the Company’s Registration Statement on Form S-11 (File No. 333-280059) with the SEC (as defined below).
The Company has filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto).
Each Registration Statement shall register an ongoing public offering (each, an “Offering”) of the Company’s common stock, par value $0.01 per share, which may consist of Class T-2 shares, Class S-2 shares, Class D-2 shares, Class I shares, Class T shares, Class S shares and/or Class D shares of common stock (collectively, together with any future classes of shares of common stock that the Company may offer, the “Shares”). In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.
The Offering is and shall be comprised of a maximum amount of (i) Class T-2 Shares, Class S-2 Shares, Class D-2 Shares and/or Class I Shares that will be issued and sold to the public at the public offering prices per Share pursuant to a primary offering (collectively, the “Primary Shares”) and (ii) Class T-2 Shares, Class S-2 Shares, Class D-2 Shares, Class I Shares, Class T Shares, Class S Shares and/or Class D Shares pursuant to the Company’s distribution reinvestment plan (the “DRIP” and such shares issued thereunder, the “DRIP Shares”) as set forth in the Prospectus (as defined below). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise accepted by the Dealer Manager pursuant to its discretion to accept lesser amounts).
In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Company may from time to time offer one or more classes of Shares. The differences between the classes of Shares and the eligibility requirements for each class are described in detail in the Prospectus. The Primary Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus. Except as otherwise agreed by the Company and the Dealer Manager, the Primary Shares sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and the broker-dealers or other financial intermediaries (each a “Dealer” and collectively, the “Dealers”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement related to the distribution of Primary Shares substantially in the form attached to this Agreement as Exhibit “A” or such other form as approved by the Company (each, a “Selected Dealer Agreement”) at a purchase price generally equal to the Company’s prior month’s net asset value (“NAV”) per Share applicable to the class of Primary Shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or at a different offering price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, plus in either case any applicable selling commissions and dealer manager fees, subject in certain circumstances to reductions thereof as described in the Prospectus. For stockholders who participate in the Company’s DRIP, the cash distributions attributable to the class of Shares that each stockholder owns will be automatically invested in additional Shares of the same class. The DRIP Shares are to be issued to stockholders of the Company at a purchase price equal to the then-current transaction price per Share of the applicable class of DRIP Shares on the date that the distribution is payable.
Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Company hereby agrees with the Dealer Manager as follows:
1.    Representations and Warranties:
a.    The Company represents and warrants to the Dealer Manager and each Dealer participating in an Offering, with respect to such Offering, as applicable, that:
(i)    A Registration Statement with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. The prospectus contained therein, as amended and supplemented from time to time, is hereinafter referred to as the “Prospectus.” As used in this Agreement, the term “Registration Statement” means a registration statement on Form S-11 with respect to the Shares on file with and declared effective by the SEC, as amended or replaced from time to time. “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC pursuant to Rule 424 under the Securities Act. The terms

Registration Statement and Prospectus, in all cases, shall include the documents, if any, incorporated by reference therein.
(ii)    As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the Securities Act and the Rules and Regulations. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing representation will not extend to such statements contained in or omitted from the Registration Statement or Prospectus that relate to the Dealer Manager or any Dealers and are primarily within the knowledge of the Dealer Manager or any Dealers or are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.
(iii)    The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.
(iv)    The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as contemplated in the Prospectus and to offer and sell the Shares as contemplated by the Prospectus and this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of the Company, or the earnings, business affairs or business prospects of the Company.
(v)    The Prospectus, as of its date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provision of this Section 1.a.v. will not extend to any statements contained in or omitted from the Prospectus that are primarily within the knowledge of the Dealer Manager or any Dealers and are based upon information furnished by the Dealer Manager in writing to the Prospectus specifically for inclusion therein.
(vi)    No consent, approval, authorization or order of or any filing or declaration with, any court or governmental authority or agency, national securities exchange or futures association is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such filings as may be required under the Securities Act and the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws, which have been or will be timely filed.
(vii)    Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, that will have a material adverse effect on ability of the Company to conduct its business as described in the Prospectus.
(viii)    The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (i) the Company’s charter or bylaws, each as amended or supplemented, (ii) any indenture, mortgage, deed of trust or lease to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound or (iii) law, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, in the case of (ii) and (iii), that would reasonably be expected to have a material adverse effect on the ability of the Company to conduct its business as described in the Prospectus, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.
(ix)    The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.
(x)    At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s charter and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the charter.
(xi)    The Company has filed all material federal, state and foreign income tax returns that have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith and except for such taxes and assessments of immaterial amounts, the failure of which to pay would not have a material adverse effect on the condition, financial or otherwise, of the Company, or the earnings, business affairs or business prospects of the Company.
(xii)    The financial statements of the Company included or incorporated by reference in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may be expressly stated in the related notes thereto).
(xiii)    The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(xiv)    Any and all printed sales literature or other materials that have been approved in advance in writing by the Company and appropriate regulatory agencies for use in the Offering (“Authorized Sales Materials”) prepared by the Company and any of its affiliates (excluding the Dealer Manager) specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading.
b.    The Dealer Manager represents and warrants to the Company that:
(i)    The Dealer Manager has been duly and validly organized and formed as a limited partnership under the laws of the state of Delaware, with the power and authority to conduct its business as contemplated in this Agreement. The Dealer Manager is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of the Dealer Manager, or the earnings, business affairs or business prospects of the Dealer Manager.
(ii)    No consent, approval, authorization or order of or any filing or declaration with, any court or governmental authority or agency, national securities exchange or futures association is required in connection with the execution or delivery by the Dealer Manager of this Agreement, except such filings as may be required under the Securities Act and the FINRA or applicable state securities laws, which have been or will be timely filed.
(iii)    There are no actions, suits or proceedings pending or to the knowledge of the Dealer Manager, threatened against the Dealer Manager at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, that will have a material adverse effect on ability of the Dealer Manager to conduct its business as described in this Agreement.
(iv)    The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) the Dealer Manager’s organizational documents, each as amended or supplemented, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager or any of its subsidiaries is a party or by which the Dealer Manager or any of its subsidiaries is bound or (iii) law, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, in the case of (ii) and (iii), that would reasonably be expected to have a material adverse effect on the ability of the Dealer Manager to conduct its business as described in this Agreement, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.
(v)    The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.
(vi)    The Dealer Manager has filed all material federal, state and foreign income tax returns that have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Dealer Manager to the extent that such taxes or assessments have become due, except where the Dealer Manager is contesting such assessments in good faith and except for such taxes and assessments of immaterial amounts, the failure of which to pay would not have a material adverse effect on the condition, financial or otherwise, of the Dealer Manager, or the earnings, business affairs or business prospects of the Dealer Manager.

2.    Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:
a.    It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) the Prospectus in preliminary and final form and every form of supplemental or amended Prospectus; (b) this Agreement; and (c) any other Authorized Sales Materials (provided that the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies, if applicable).
b.    It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager upon request a copy of such papers filed by the Company in connection with any such qualification.
c.    It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order.
d.    If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental Prospectus that will correct such statement or omission. The Company will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.
e.    If at any time any event occurs which is known to the Company as a result of which such Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in light of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Dealer Manager thereof.

f.    It will disclose a per share estimated value of the Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).
g.    The Company agrees to promptly notify the Dealer Manager in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on their part to be performed or satisfied has been breached or not satisfied in any material respect.
3.    Obligations and Compensation of Dealer Manager.
a.    The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Primary Shares set forth in the Prospectus (subject to the Company’s right of reallocation of Primary Shares to DRIP Shares and vice versa, as described in the Prospectus) through Dealers, all of whom shall be (i) members of FINRA and shall be duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the laws of each state and/or, to the extent required, the equivalent thereof in any other jurisdiction or (ii) duly registered under the laws and, to the extent required, in any applicable non-U.S. jurisdiction to conduct the activity contemplated hereunder. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Primary Shares on said terms and conditions set forth in the Prospectus with respect to each Offering and any additional terms or conditions specified in Schedule 2 to this Agreement, as it may be amended from time to time. The Dealer Manager represents to the Company that it is duly registered as a broker-dealer pursuant to the Exchange Act and in all applicable U.S. states, and a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement. Further, if the foregoing representation ceases to be correct at any time during the Dealer Manager’s engagement hereunder, the Dealer Manager shall notify the Company. With respect to the Dealer Manager’s participation in the distribution of the Shares in the Offering, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the Prospectus, the Securities Act and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040, 2111, 2310, 5110 and 5141.
b.    Promptly after the initial Effective Date of the Registration Statement, the Dealer Manager and any Dealers shall commence the offering of the Primary Shares in the Offering for cash to the public in jurisdictions in which the Primary Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and any Dealers will immediately suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.
c.    Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the

Prospectus, which may be amended and restated from time to time, the Company will pay to the Dealer Manager selling commissions in connection with sales of Class T-2 Primary Shares, Class S-2 Primary Shares and Class D-2 Primary Shares, all as described in Schedule 2 to this Agreement. The applicable selling commissions payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class T-2 Primary Shares, Class S-2 Primary Shares and Class D-2 Primary Shares, as applicable, and all or a portion of the selling commissions may be reallowed by the Dealer Manager to any Dealers who sold the Class T-2 Primary Shares, Class S-2 Primary Shares and Class D-2 Primary Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.
d.    Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended and restated from time to time, the Company will pay to the Dealer Manager dealer manager fees in connection with sales of Class T-2 Primary Shares, as described in Schedule 2 to this Agreement. The applicable dealer manager fees payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class T-2 Primary Shares and all or a portion of the dealer manager fees may be reallowed by the Dealer Manager to any Dealers who sold the Class T-2 Primary Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.
e.    Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended and restated from time to time, subject to the limitations set forth in Section 3.f. below, the Company will pay to the Dealer Manager a stockholder servicing fee with respect to sales of Class T-2 Shares, Class S-2 Shares, Class D-2 Shares, Class T Shares, Class S Shares and Class D Shares as described in Schedule 2 to this Agreement (the “Servicing Fee”). The Company will pay the Servicing Fee to the Dealer Manager monthly in arrears. The Dealer Manager may reallow all or a portion of the Servicing Fee to any Dealers who service the Class T-2 Shares, Class S-2 Shares, Class D-2 Shares, Class T Shares, Class S Shares and Class D Shares giving rise to a portion of such Servicing Fee to the extent the Selected Dealer Agreement with such Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as Dealer is no longer the broker-dealer of record with respect to such Class T-2 Shares, Class S-2 Shares, Class D-2 Shares, Class T Shares, Class S Shares and Class D Shares or Dealer no longer satisfies any or all of the conditions in its Selected Dealer Agreement for the receipt of the Servicing Fee, then Dealer’s entitlement to the Servicing Fees related to such Class T-2 Shares, Class S-2 Shares, Class D-2 Shares, Class T Shares, Class S Shares and/or Class D Shares, as applicable, shall cease in, and Dealer shall not receive the Servicing Fee for, that month or any portion thereof (i.e., Servicing Fees are payable with respect to an entire month without any proration). Broker-dealer transfers will be made effective as of the start of the first business day of a month.
Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class T-2 Shares, Class S-2 Shares, Class D-2 Shares, Class T Shares, Class S Shares and

Class D Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. Dealer is not entitled to any Servicing Fee with respect to Class I Shares. The Dealer Manager may also reallow some or all of the Servicing Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.
f.    The Dealer Manager shall cease receiving the Servicing Fee with respect to any Class T Share, Class S Share or Class D Share held in a stockholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and Servicing Fees paid with respect to such Shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of Class T Shares sold through certain Dealers, a lower limit as set forth in any applicable agreement between the Dealer Manager and such Dealer) of the gross proceeds from the sale of such Shares (including the gross proceeds of any Shares issued under the DRIP with respect thereto). At the end of such month, each such Class T Share, Class S Share or Class D Share shall automatically and without any action on the part of the holder thereof convert into a number of Class I Shares (including any fractional Shares), each with an equivalent aggregate NAV as such share. For the avoidance of doubt, the foregoing paragraph does not apply to Class T-2 Shares, Class S-2 Shares and Class D-2 Shares. In addition, the Dealer Manager will cease receiving the Servicing Fee on Class T Shares, Class S Shares and Class D Shares in connection with an Offering (i.e., pursuant to the Registration Statement for such Offering) upon the earlier to occur of the following: (i) a listing of Class I Shares, (ii) the merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets, or (iii) the date following the completion of the primary portion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including selling commissions, dealer manager fees, the Servicing Fee and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in such Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Agreement, the portion of the Servicing Fee accruing with respect to Class T Shares, Class S Shares and Class D Shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.
Further, the Dealer Manager will cease receiving the Servicing Fee on Class T-2 Shares, Class S-2 Shares and Class D-2 Shares in connection with an Offering (i.e., pursuant to the Registration Statement for such Offering) upon the earlier to occur of the following: (i) a listing of Class I Shares, (ii) the merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets, or (iii) the date following the completion of the primary portion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including selling commissions, dealer manager fees, the Servicing Fee and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in such Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Agreement, the portion of the Servicing Fee accruing with respect to Class T-2 Shares, Class S-2 Shares and Class D-2 Shares issued (publicly or privately) by the Company during the term of a particular offering, and not issued pursuant to a prior offering, shall be underwriting compensation with respect to such particular offering and not with respect to any other offering.
g.    The terms of any reallowance of selling commissions, dealer manager fees and the Servicing Fee shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with Dealers or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Dealer or Servicing Dealer for direct payment of commissions, or any reallowance of dealer manager fees or the Servicing Fee to such Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of dealer manager fees or the Servicing Fee to Dealers and Servicing Dealers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions, dealer manager fees or Servicing Fees to Dealers on behalf of the Dealer Manager without incurring any liability.
h.    In addition to the other items of underwriting compensation set forth in this Section 3, the Company and/or BX REIT Advisors L.L.C. (the “Advisor”) shall reimburse the Dealer Manager for all items of underwriting compensation referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Company or the Advisor, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA.
i.    In addition to reimbursement as provided under Section 3.h, and subject to prevailing rules and regulations of FINRA, the Company shall also pay directly or reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Dealer as described in the Prospectus. The Dealer Manager shall obtain from any Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Company with respect to a particular Offering hereunder shall cause total organization and offering expenses, defined under NASAA Guidelines (as defined in Section 4.a. below) and FINRA rules, to exceed 15% of gross proceeds from such Offering.
j.    The Dealer Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
k.    The Dealer Manager and all Dealers will offer and sell the Primary Shares at the then-current transaction price per Share as determined in accordance with the Prospectus.
l.    The Dealer Manager agrees to promptly notify the Company in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on their part to be performed or satisfied has been breached or not satisfied in any material respect.
4.    Indemnification.
a.    To the extent permitted by the Company’s charter and the provisions of Article II.G of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”), and subject to the limitations below, the Company will indemnify and hold harmless Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials, or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. The Company will reimburse the Dealer Manager and each Indemnified Person of the Dealer Manager for any legal or other expenses reasonably incurred by the Dealer Manager or such Indemnified Person in connection with investigating or defending such Loss.
Notwithstanding the foregoing provisions of this Section 4.a., the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the NASAA Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
(i)    There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii)    Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
(iii)    A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.
Further notwithstanding the foregoing provisions of this Section 4.a., the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with such portion of the Loss, expense or action.
The foregoing indemnity agreement of this Section 4.a. is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager or Dealer prior to such acceptance.
b.    The Dealer Manager will indemnify and hold harmless the Company, its officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001 (the “USA Patriot Act”); or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the Company Indemnified Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.
c.    By virtue of entering into the Selected Dealer Agreement, each Dealer severally will agree to indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of Dealer specifically for use with reference to Dealer in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and Dealer; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will agree to reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This Dealer indemnity will be in addition to any liability that such Dealer may otherwise have.
d.    Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.e.) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.
e.    The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
f.    The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.
5.    Survival of Provisions.
a.    The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares.
b.    The respective agreements of the Company and the Dealer Manager set forth in Sections 3.c. through 3.i. and Sections 4 through 15 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.
6.    Applicable Law. The validity, interpretation and construction of this Agreement shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 6. Venue for any action brought hereunder shall lie exclusively in New York, New York.
7.    Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.
8.    Successors and Amendment.
a.    This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of Dealers to the extent set forth in Sections 1 and 4 hereof, or as otherwise expressly set forth herein.
b.    This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

c.    Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company and the Dealer Manager prior to such amendments to Schedule 1. For the avoidance of doubt, the parties acknowledge and agree that, upon the removal of a Registration Statement from Schedule 1, the representations, warranties and covenants in Sections 1 and 2 shall no longer continue to be made with respect to the Offering, the Shares or the Prospectus relating to such Registration Statement.
9.    Term and Termination. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 3 pursuant to the requirements of that Section 3 at such times as such amounts become payable pursuant to the terms of such Section 3, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 4.b. herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Dealer Manager. Upon the expiration or termination of this Agreement, the Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.
10.    Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Primary Shares all orders for purchase of Primary Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA and will comply with the applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.
11.    Prospectus and Authorized Sales Materials. The Dealer Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Selected Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only,” “financial advisor only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Dealers pursuant to the Selected Dealer Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer Manager, in its agreements with Dealers, will include requirements and obligations of Dealers similar to those imposed upon the Dealer Manager pursuant to this Section 11.
12.    Suitability of investors. The Dealer Manager, in its agreements with Dealers, will require that Dealers offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager, in its agreements with Dealers, will require that Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Article III.C. of the NASAA Guidelines and the provisions of Exchange Act Rule 15l-1 (Regulation Best Interest). The Dealer Manager, in its agreements with Dealers, will require that Dealers shall offer and sell Shares of any class only to those persons who are eligible to purchase Shares of such class as described in the Prospectus and only through those Dealers who are authorized to offer and sell such Shares. The Dealer Manager, in its agreements with Dealers, shall require Dealers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.
13.    Submission of Orders. The Dealer Manager will require in its agreements with each Dealer that each Dealer comply with the submission of orders procedures set forth in the form of Selected Dealer Agreement attached as Exhibit “A” to this Agreement. To the extent the Dealer Manager is involved in the distribution process other than through a Dealer, the Dealer Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to complete and execute a subscription agreement in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) in the form provided by the Company to the Dealer Manager for use in connection with the Offering and to deliver to the Dealer Manager or as otherwise directed by the Dealer Manager such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus for the applicable class of Shares. Subscription Agreements and instruments of payment will be transmitted by the Dealer Manager to the Company, as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. If the Dealer Manager receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Selected Dealer Agreement, the Dealer Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

14.    Notice. Notices and other writings contemplated by this Agreement shall be delivered via (a) hand, (b) first class registered or certified mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier or (d) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:	Blackstone Securities Partners L.P. Attn: Evan Clandorf 345 Park Avenue, 10th Floor New York, NY 10154 E-mail: [***]

With a copy to:	Blackstone Real Estate Income Trust, Inc. Attn: Leon Volchyok 345 Park Avenue, 42nd Floor New York, New York 10154 E-mail: [***]

If to the Company:	Blackstone Real Estate Income Trust, Inc. Attn: Chief Financial Officer 345 Park Avenue, 42nd Floor New York, New York 10154 E-mail: [***]

With a copy to:	Blackstone Real Estate Income Trust, Inc. Attn: Leon Volchyok 345 Park Avenue, 42nd Floor New York, New York 10154 E-mail: [***]
15. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understanding between them with respect to such subject matter.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

		By:	/s/ Leon Volchyok
Name: Leon Volchyok
Title: Chief Legal Officer and Secretary

Accepted and agreed to as of the date first above written:

BLACKSTONE SECURITIES
PARTNERS L.P.

By:	/s/ Evan Clandorf
Name: Evan Clandorf
Title: Authorized Signatory
[Signature Page to Second Amended and Restated Dealer Manager Agreement]

Schedule 1
Registration Statement(s)
1.    Registration Statement on Form S-11, Registration No. 333-280059.

Schedule 2
Compensation
1.    Selling Commissions
Subject to certain Dealers’ right to retain selling commissions as described in the Selected Dealer Agreement, the Company will pay to the Dealer Manager selling commissions in the amount of (a) up to 3.0% of the transaction price per Share of each sale of Class T-2 Primary Shares, (b) up to 3.5% of the transaction price per Share of each sale of Class S-2 Primary Shares and (c) up to 1.5% of the transaction price per Share of each sale of Class D-2 Primary Shares. The Company will not pay to the Dealer Manager any selling commissions in respect of the purchase of any Class I Primary Shares or DRIP Shares. All of the selling commissions paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to Dealers who sell the Primary Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For avoidance of doubt, the Dealer Manager will not retain any selling commissions.
2.    Dealer Manager Fees
The Company will pay to the Dealer Manager dealer manager fees in the amount of up to 0.5% of the transaction price per Share of each sale of Class T-2 Primary Shares. The Company will not pay to the Dealer Manager any dealer manager fees in respect of the purchase of any Class S-2 Primary Shares, Class D-2 Primary Shares, Class I Primary Shares or DRIP Shares. All of the Dealer Manager Fees paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to Dealers who sell the Primary Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For avoidance of doubt, the Dealer Manager will not retain any dealer manager fees.
3.    Servicing Fee
The Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Class T Shares and Class T-2 Shares, payable monthly, in an amount equal to 0.85% per annum of the aggregate NAV of such Shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV of such Shares; provided, however, with respect to Class T Shares and Class T-2 Shares sold through certain Dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such Shares. The Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Class S Shares, Class S-2 Shares, Class D Shares and Class D-2 Shares, payable monthly, in an amount equal to (i) 0.85% per annum of the aggregate NAV of such Class S Shares and Class S-2 Shares and (ii) 0.25% per annum of the aggregate NAV of such Class D Shares and Class D-2 Shares. The Company will not pay the Dealer Manager a Servicing Fee with respect to Class I Shares. All of the Servicing Fees paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to Dealers who sell the Shares giving rise to such Servicing Fees, as described more fully in the Selected Dealer Agreement or

Servicing Agreement entered into with each such Dealer or Servicing Dealer. For avoidance of doubt, the Dealer Manager will not retain any Servicing Fees. The Dealer Manager will waive the Servicing Fee to the extent a Dealer or Servicing Dealer is not eligible to receive such Servicing Fee.

EXHIBIT A
FORM OF SELECTED DEALER AGREEMENT